Exhibit 4.1

VERIZON COMMUNICATIONS INC.

(as successor in interest to Verizon Global Funding Corp.),

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

(as successor to Wachovia Bank, National Association,

formerly known as First Union National Bank),

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 15, 2020

TO

INDENTURE

Dated as of December 1, 2000

FIFTH SUPPLEMENTAL INDENTURE, dated as of May 15, 2020, between VERIZON COMMUNICATIONS INC. (as successor in interest to Verizon Global Funding Corp.), a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 1095 Avenue of the Americas, New York, New York (hereinafter referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), a banking association organized and existing under the laws of the United States of America, as trustee (hereinafter referred to as the “Trustee”) under the Indenture dated as of December 1, 2000, between the Company and the Trustee (hereinafter referred to as the “Original Indenture”), as supplemented by the first supplemental indenture dated as of May 15, 2001 (hereinafter referred to the “First Supplemental Indenture”), the second supplemental indenture dated as of September 29, 2004 (hereinafter referred to the “Second Supplemental Indenture”), the third supplemental indenture dated as of February 1, 2006 (hereinafter referred to the “Third Supplemental Indenture”) and the fourth supplemental indenture dated as of April 4, 2016 (hereinafter referred to the “Fourth Supplemental Indenture”). The Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, is hereinafter referred to as the “Indenture.”

RECITALS

WHEREAS, Section 901(5) of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Indenture without the consent of the Holders of Securities to change or eliminate any of the provisions of the Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

WHEREAS, Section 901(12) of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Indenture without the consent of the Holders of Securities to make any other provisions with respect to matters or questions arising under the Indenture; provided, that such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect;

WHEREAS, the Company desires to amend the Indenture to allow for electronic signatures in connection with any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by the Indenture and to allow for the electronic execution and authentication of Securities and any documents related thereto; and

WHEREAS, the Company has determined that the requirements of the Indenture have been satisfied and has requested the Trustee to join with them in the execution and delivery of this Fifth Supplemental Indenture; all requirements necessary to make this Fifth Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company covenants and agrees with the Trustee as follows:

SECTION 1. Definition of Terms.

For all purposes of this Fifth Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture;

(c) the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture; and

(d) in the event of a conflict between any definition set forth in the Indenture and any definition set forth in this Fifth Supplemental Indenture, the definition set forth in this Fifth Supplemental Indenture shall control.

SECTION 2. Amendments.

Section 105 of the Indenture is hereby amended pursuant to Section 901(12) of the Indenture to include the following additional paragraph after subsection (2):

All requests, demands, authorizations, directions, notices, consents, waivers or other documents provided or permitted by the Indenture must be in writing; provided that any communication sent to the Trustee under the Indenture must be signed manually, by facsimile or by electronic signature, including, without limitation, any electronic signature provided by DocuSign or Adobe Sign. The Trustee shall be fully justified and protected in relying and acting upon any electronic signature believed by the Trustee to have been received by it from the Company with respect to any of the documents addressed in or contemplated by this Section 105 and shall not otherwise have any duty or obligation to verify such electronic signature independently.

The first paragraph of Section 303 of the Indenture is hereby amended pursuant to Section 901(5) of the Indenture, solely with respect to Securities not yet outstanding, to read as follows:

The Securities and any related coupons shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President, its Chief Financial Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual, by facsimile or by electronic signature, including, without limitation, any electronic signature provided by DocuSign or Adobe Sign.

The second paragraph of Section 303 of the Indenture is hereby amended pursuant to Section 901(5) of the Indenture, solely with respect to Securities not yet outstanding, to read as follows:

Securities and coupons bearing the manual, facsimile or electronic signature, including, without limitation, any electronic signature provided by DocuSign or Adobe Sign, of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The sixth paragraph of Section 303 of the Indenture is hereby amended pursuant to Section 901(5) of the Indenture, solely with respect to Securities not yet outstanding, to read as follows:

No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually or electronically executed, including, without limitation, by an electronic signature provided by DocuSign or Adobe Sign, by the Trustee for such Security or on its behalf pursuant to Section 614, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3. Ratification and Effect

This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fifth Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Upon and after the execution of this Fifth Supplemental Indenture, each reference in the Indenture shall mean and be a reference to the Indenture as modified hereby.

SECTION 4. Effect of Headings

The section headings are for convenience only and shall not affect the construction hereof.

SECTION 5. Conflicts

To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Fifth Supplemental Indenture, the terms of this Fifth Supplemental Indenture will control.

SECTION 6. Entire Agreement

This Fifth Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

SECTION 7. Successors

All covenants and agreements in this Fifth Supplemental Indenture given by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 8. Separability Clause

In case any one or more of the provisions contained in this Fifth Supplemental Indenture, the Indenture or the Global Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture, the Indenture or such Global Notes, but this Fifth Supplemental Indenture, the Indenture and such Global Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9. Benefits of Fifth Supplemental Indenture

Nothing in this Fifth Supplemental Indenture or in the Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Amended Notes (to the extent specified herein or therein) any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

SECTION 10. Governing Law.

This Fifth Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 11. Execution and Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Fifth Supplemental Indenture and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Fifth Supplemental Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the undersigned being duly authorized, have executed this Fifth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ Scott Krohn
Name:	Scott Krohn
Title:	Senior Vice President and Treasurer

Attest:	/s/ Suzanne Ferrara-Mora
Name:	Suzanne Ferrara-Mora
Title:	Assistant Treasurer

[Signature page to the Fifth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ George J. Rayzis
Name:	George J. Rayzis
Title:	Vice President

Attest:	/s/ Gregory P. Guim
Name:	Gregory P. Guim
Title:	Vice President

[Signature page to the Fifth Supplemental Indenture]